UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

MERCANTILE BANK CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

310 Leonard St., N.W. Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On August 14, 2013, Mercantile Bank Corporation, a Michigan corporation (“Mercantile” or the “Company”) and Firstbank Corporation, a Michigan corporation (“Firstbank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for a business combination of Mercantile and Firstbank. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Firstbank will be merged with Mercantile (the “Merger”), with Mercantile as the surviving corporation. The Merger Agreement has been unanimously approved by the boards of directors of Mercantile and Firstbank.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Firstbank common stock (other than shares held by Firstbank, Mercantile or any other Mercantile subsidiary) will be automatically canceled and converted into the right to receive one share (the “Exchange Ratio”) of Mercantile common stock (the “Common Stock”). Firstbank’s stock options and other equity awards will be generally converted into stock options and equity awards with respect to Mercantile common stock, after giving effect to the Exchange Ratio. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

As permitted by the Merger Agreement, Mercantile expects to declare and pay a special cash dividend of $2.00 per share prior to the closing of the merger, subject to the satisfaction of the closing conditions set forth in the Merger Agreement.

The consummation of the Merger is subject to certain conditions, including, without limitation, (a) approval by the shareholders of Mercantile and Firstbank, (b) the receipt of all required regulatory approvals, (c) the absence of any law, order or injunction prohibiting the Merger, and (d) the declaration of the effectiveness by the Securities and Exchange Commission (“SEC”) of the Registration Statement on Form S-4 to be filed by the Company. Moreover, each party’s obligation to consummate the Merger is subject to certain other customary conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers) and (iii) the absence, since the date of the Merger Agreement, of any change, state of facts, event, development or effect that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) with respect to the other party.

Each of the Company and Firstbank has (a) made customary representations and warranties and (b) agreed to customary covenants including, without limitation, (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) to use commercially reasonable efforts to file a joint proxy statement and to promptly call a shareholder meeting as soon as practicable after the joint proxy statement is declared effective by the SEC, (iii) to cause its board of directors to recommend the approval of the merger to its shareholders (subject to certain exceptions described below) and (iv) to use commercially reasonable efforts to obtain any necessary regulatory approvals for the Merger.

From the date of the Merger Agreement, the Company and Firstbank are subject to customary “no-shop” restrictions on their ability to solicit alternative takeover proposals from third parties, furnish information to and engage in discussions with third parties regarding alternative takeover proposals, recommend an alternative takeover proposal or enter into an agreement with respect to an alternative takeover proposal. Notwithstanding the “no shop” restrictions, prior to the time the applicable shareholder approval is obtained, each of the Company’s and Firstbank’s board of directors may change its recommendation to the shareholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the applicable board of directors has determined in its good faith judgment, after consultation with independent financial advisors and outside legal counsel, that a takeover proposal constitutes a Superior Proposal; provided, however, that prior to taking any such action, the party receiving such Superior Proposal is required to provide the other party the opportunity to match such Superior Proposal or to revise its proposal such that it would cause such Superior Proposal to no longer constitute a Superior Proposal. A “Superior Proposal” means any bona fide written takeover proposal that the applicable board of directors has determined in its good faith judgment, after consultation with its independent financial advisors and outside legal counsel, is reasonably likely to be consummated in accordance with its terms and that is reasonably likely to result in the consummation of a transaction more favorable to shareholders from a financial point of view than the Merger, taking into account (A) all relevant legal, regulatory and financial aspects of the proposal (including availability of financing and certainty of closing) and the third party making the proposal; and (B) any changes to the terms of the Merger Agreement proposed by the Company or Firstbank, as applicable, in response to such proposal or otherwise.

The Merger Agreement contains certain termination rights for the Company and Firstbank, including the right of the Company and Firstbank under certain circumstances to terminate the Merger Agreement to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement to accept a Superior Proposal, the Company or Firstbank, as applicable, is required to pay the other party a termination fee of $7.9 million plus transaction-related expenses up to $2 million. If the Merger Agreement is terminated under specified circumstances, including certain breaches of the Agreement, the Company or Firstbank, as applicable, is required to reimburse the other party for its transaction-related expenses up to $2 million.

The Merger Agreement provides that, upon consummation of the Merger, the board of directors of the combined companies will consist of six directors, which will include:

•	the current President and Chief Executive Officer of Firstbank;

•	two members of the Firstbank Board of Directors who are independent for purposes of the rules of NASDAQ, as selected by the Firstbank Board of Directors;

•	the current President and Chief Executive Officer of Mercantile; and

•	two current members of the Mercantile Board of Directors who are independent for purposes of the rules of NASDAQ, as selected by the Mercantile Board of Directors.

The Merger Agreement provides that, upon consummation of the Merger:

•	the current President and Chief Executive Officer of Firstbank will serve as Chairman of the Board of Directors of the combined companies for one year following the effective date of the Merger;

•	the current President and Chief Executive Officer of Mercantile will serve as the President and Chief Executive Officer of the combined companies;

•	the Chief Operating Officer of Mercantile will serve as Executive Vice President and Chief Operating Officer of the combined companies;

•	the current Chief Financial Officer of Mercantile will serve as Senior Vice President and Chief Financial Officer of the combined companies; and

•	the current Chief Financial Officer of Firstbank will serve as Executive Vice President of the combined companies.

The representations, warranties and covenants made in the Merger Agreement (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Firstbank in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Any capitalized terms not defined herein will have the meaning set forth in the Merger Agreement.

Voting Agreement

In connection with the Merger Agreement, each of Firstbank and the Company entered into voting agreements with the respective directors of the other company, in their capacities as shareholders (the “Voting Agreements”). Each director who is a party to a Voting Agreement has agreed to vote in favor of the adoption of the Merger Agreement, subject to the exceptions set forth in the Voting Agreements. The form of the Voting Agreements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Employment Agreements

In connection with the Merger Agreement, Mercantile entered into employment agreements with Thomas Sullivan, Firstbank’s President and Chief Executive Officer, and Samuel Stone, Firstbank’s Chief Financial Officer. Each agreement will become effective as of the effective time of the merger, but only if the Merger Agreement is consummated.

Mr. Sullivan’s agreement provides that as of the effective time of the merger, he will serve as Chairman of the Board of Directors of Mercantile for one year, after which time his executive employment with Mercantile will automatically terminate. The agreement provides that Mercantile’s board of directors will nominate Mr. Sullivan for re-election to Mercantile board of directors at any annual meeting occurring within three years of the effective time of the merger.

Mr. Stone’s agreement provides that as of the effective time of the merger, he will be employed by Mercantile as its Executive Vice President – Corporate Finance and Strategic Planning for a period of 18 months following the effective time of the merger.

Each employment agreement provides for the payment of salary and provision of health benefits and certain other benefits. In addition, each agreement provides for a change in control payment consisting of 150% of the executive’s current salary and target incentive compensation and a pro-rata portion of the executive’s 2013 target bonus. The change in control payment will be paid to the executive shortly following the effective time of the merger. Each agreement provides that under certain circumstances, payments to the executive upon termination of employment may be reduced to avoid the application of federal excise taxes under Section 280G of the Internal Revenue Code. Each agreement obligates the executive to refrain from entering into competition with the combined companies for a period of one year after termination of employment.

The foregoing description of the employment agreements with Mr. Sullivan and Mr. Stone is not a complete description of all of the parties’ rights and obligations under the agreements and is qualified in its entirety by reference to the full text of the agreements, each of which is filed as an exhibit to this Current Report and is incorporated herein by reference.

In addition, Mercantile entered into employment and other agreements with certain other Firstbank Corporation officers and employees, in each case subject to the closing of the merger. For more information regarding these agreements, please see the Current Report on Form 8-K expected to be filed by Firstbank Corporation on August 15, 2013.

Item 8.01.	Other Events.

On August 15, 2013, Mercantile and Firstbank issued a joint press release announcing the execution of the Merger Agreement. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

As announced in the press release referenced above, on August 15, 2013 at 11:00 AM Eastern Daylight Time, Mercantile and Firstbank will hold a joint conference call with investors to discuss the proposed Merger. A copy of the slide presentation expected to be referenced during the conference call is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Important Information for Investors

Communications in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed Merger and the issuance of Mercantile common stock in connection with the proposed Merger will be submitted to Mercantile’ shareholders for their consideration, and the proposed Merger will be submitted to Firstbank’s shareholders for their consideration. In connection therewith, Mercantile will file a registration statement on Form S-4 with the SEC that will include a joint proxy statement to be used by Mercantile and Firstbank to solicit the required approval of their shareholders in connection with the proposed Merger and that will also constitute a prospectus of Mercantile. Mercantile and Firstbank may also file other documents with the SEC concerning the proposed Merger. INVESTORS AND SECURITY HOLDERS OF MERCANTILE ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement and prospectus and other documents containing important information about Mercantile and Firstbank, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Mercantile will be available free of charge on Mercantile’ website at www.mercbank.com on the “Investor Relations” page. Copies of the documents filed with the SEC by Firstbank will be available free of charge on Firstbank’s website at www.firstbankmi.com.

Participants in the Solicitation

Mercantile, Firstbank, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mercantile and the shareholders of Firstbank in connection with the proposed Merger. Information about the directors and executive officers of Mercantile is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on March 15, 2013. Information about the directors and executive officers of Firstbank is set forth in its proxy statement for its

2013 annual meeting of shareholders, which was filed with the SEC on March 15, 2013. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements regarding the effects of the proposed Merger and statements preceded by, followed by or that otherwise include the words “expects,” “anticipates,” “intends,” “estimates” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Mercantile and Firstbank as of today’s date and are not guarantees of the future performance of Mercantile, Firstbank or the combined company, and actual results may vary materially from the results and expectations discussed. There is no assurance that the parties will complete the proposed Merger. Payment of the contemplated special dividend is subject to the satisfaction of the closing conditions in the merger agreement, not all of which are within the control of Mercantile and Firstbank. The Merger Agreement may be terminated if the companies do not receive the necessary approval of their respective shareholders or government approvals or if either Mercantile or Firstbank fails to satisfy all conditions to closing stated in the Merger Agreement. Additional risks and uncertainties related to the proposed Merger include, but are not limited to, the successful integration of Mercantile’ and Firstbank’s businesses and the combined company’s ability to compete in the highly competitive banking and financial services industries.

The revenues, earnings and business prospects of Mercantile, Firstbank and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, risks and uncertainties with respect to the ability of Firstbank, Mercantile, and the combined company to: respond to actual or potential competitors; realize expected benefits of the Merger; realize growth opportunities; maintain or expand their respective and combined customer bases; reduce operating costs; generate cash; continue to pay dividends, and successfully implement and realize the expected benefits of various programs, initiatives and goals; anticipate and respond to changes in economic conditions generally or in the markets and geographic areas that they serve, and to address adverse effects of the changing banking industries.

Mercantile cautions that the foregoing list of risks and uncertainties is not exclusive. Additional information concerning these and other risks is contained in Mercantile’ and Firstbank’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. Mercantile undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The following documents are attached as exhibits to this report on Form 8-K:

2.1	Agreement and Plan of Merger dated August 14, 2013. Exhibits and schedules to this agreement are listed and identified in the agreement. Omitted exhibits and schedules will be furnished supplementally to the Commission upon request.

10.1	Form of Voting Agreement dated August 14, 2013

10.2	Employment Agreement with Thomas Sullivan dated August 14, 2013.

10.3	Employment Agreement with Samuel Stone dated August 14, 2013.

99.1	Joint Press Release dated August 15, 2013

99.2	Slide Presentation dated August 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2013	MERCANTILE BANK CORPORATION

	By	/s/ Charles E. Christmas
Charles E. Christmas Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger dated August 14, 2013. Exhibits and schedules to this agreement are listed and identified in the agreement. Omitted exhibits and schedules will be furnished supplementally to the Commission upon request.

10.1	Form of Voting Agreement dated August 14, 2013

10.2	Employment Agreement with Thomas Sullivan dated August 14, 2013.

10.3	Employment Agreement with Samuel Stone dated August 14, 2013.

99.1	Joint Press Release dated August 15, 2013

99.2	Slide presentation dated August 14, 2013.